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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Tularik Inc.
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TULARIK INC.
Two Corporate Drive
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on April 24, 2001

To the Stockholders of Tularik Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tularik Inc., a Delaware corporation (the "Company"), will be held on Tuesday, April 24, 2001 at 8:00 a.m. (local time) in the auditorium of its offices at Two Corporate Drive, South San Francisco, California for the following purposes:

  (1)
  To elect directors to serve for the ensuing year and until their successors are elected.
  (2)
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 12, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the meeting.

                      By Order of the Board of Directors,

                      William J. Rieflin
                       Secretary

South San Francisco, California
March 27, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. THE ENCLOSED RETURN ENVELOPE IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TULARIK INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Tularik Inc., a Delaware corporation ("Tularik" or the "Company"), for use at the Annual Meeting of Stockholders to be held on April 24, 2001 at 8:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the auditorium of the Company's offices at Two Corporate Drive, South San Francisco, California. The Company intends to mail this Proxy Statement and accompanying proxy card on or about March 27, 2001 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock at the close of business on March 12, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 12, 2001, the Company had outstanding and entitled to vote 48,404,813 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will have the same effect as votes against a proposal. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

    Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

For Shares Registered in the Name of a Broker or Bank

    Most beneficial owners whose stock is held in street name receive instructions for voting their stock from their banks, brokers or other agents. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those share telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

For Shares Registered in Your Name

    Stockholders of record may go to http://www.eproxy.com/tlrk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The stockholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-240-6326 and following the recorded instructions.

General Information for All Shares Voted Via the Internet or by Telephone

    Votes submitted via the Internet must be received by 12:00 noon, Central Time, on April 23, 2001. Votes submitted by telephone must be received by 12:00 noon, Eastern Time, on April 23, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

    THE TELEPHONE AND INTERNET VOTING PROCEDURES DESCRIBED ABOVE ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GRANT A PROXY AND VOTE THEIR SHARES AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Two Corporate Drive, South San Francisco, California, 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is November 23, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS

    There are five nominees for positions on the Board. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was elected by the stockholders. Mark J. Levin, who has served as a member of the Board since 1991, and Peter J. Sjöstrand, who has served as a member of the Board since 1996, have decided to resign from their positions as directors of the Company, effective as of the date of the Annual Meeting. Currently, the Company's Bylaws authorize seven directors; however, the Board intends to amend the Company's Bylaws, effective as of the date of the Annual Meeting, to reduce the authorized size of the Board to five directors.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Any proxy granted pursuant to this solicitation will not be voted for more than five nominees. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

Nominees

    The names of the nominees for director and certain information about them are set forth below:

Name	Age	Principal Occupation/ Position Held With the Company
David V. Goeddel, Ph.D.	49	Chief Executive Officer of the Company
A. Grant Heidrich, III	48	General Partner, Mayfield Fund/Chairman of the Board of the Company
Edward R. McCracken	57	Chairman of The PRASAD Project
Steven L. McKnight, Ph.D.	51	Professor, University of Texas Southwestern Medical Center
Paul A. Marks, M.D.	74	President-Emeritus and Member, Memorial Sloan-Kettering Cancer Center

    David V. Goeddel, Ph.D. co-founded Tularik in November 1991 and has served as a member of the Board since inception and as our Chief Executive Officer since April 1996. From March 1996 to December 1997, Dr. Goeddel served as President of the Company and from January 1993 to March 1996, Dr. Goeddel served as Vice President, Research of the Company. Dr. Goeddel was the first scientist hired by Genentech, Inc. and from 1978 to 1993 served in various positions, including Genentech Fellow, Staff Scientist and Director of Molecular Biology. Dr. Goeddel's pioneering work in the field of gene cloning and expression of human proteins has been the basis for five significant marketed therapeutics developed by Genentech, including human insulin, human growth hormone, interferon-alpha, interferon-gamma and tissue plasminogen activator. Based on his contributions in gene cloning and expression of human proteins, Dr. Goeddel was elected to the National Academy of Sciences and the American Academy of Arts and Sciences. Since 1998, Dr. Goeddel has served on the board of directors of Pharma Vision AG, an investor in the Company. Dr. Goeddel holds a Ph.D. in Biochemistry from the University of Colorado and subsequently performed postdoctoral research at Stanford Research Institute.

    A. Grant Heidrich, III has served as a member of the Board since November 1991 and as Chairman since February 2000. Mr. Heidrich joined Mayfield Fund in 1982 and is currently a general partner of Mayfield Fund. Mr. Heidrich is a member of the board of directors of Millennium

Pharmaceuticals, Inc. Mr. Heidrich holds an M.B.A. from Columbia University Graduate School of Business.

    Edward R. McCracken has served as a member of the Board since August 1993. From 1984 to 1998, Mr. McCracken served as Chief Executive Officer of Silicon Graphics, Inc. Prior to joining Silicon Graphics, Mr. McCracken spent 16 years with Hewlett-Packard Company, where he worked in a variety of senior management positions. Mr. McCracken serves as chairman of The PRASAD Project, a charitable foundation, and serves on the board of National Semiconductor Corporation. Mr. McCracken holds an M.B.A. from Stanford University.

    Steven L. McKnight, Ph.D. co-founded Tularik in November 1991 and has served as a member of the Board since inception. From September 1992 to September 1995, Dr. McKnight served as Director, Biology of the Company. Dr. McKnight has been a part-time employee of, or a consultant to, the Company since January 1996. He is currently Professor and Chairman of the Department of Biochemistry at the University of Texas Southwestern Medical Center, where he has served since 1995. Previously, Dr. McKnight was an investigator at the Howard Hughes Medical Institute at the Carnegie Institution of Washington. Dr. McKnight is recognized as one of the world leaders in gene regulation based in part on his discovery of leucine zipper proteins. Dr. McKnight is a member of the National Academy of Sciences and the American Association of Arts and Sciences.

    Paul A. Marks, M.D. has served as a member of the Board since December 1993. He is currently President-Emeritus and Member, Memorial Sloan-Kettering Cancer Center. From July 1980 to December 1999, Dr. Marks was the President and Chief Executive Officer of Memorial Sloan-Kettering Cancer Center, a member of the Sloan-Kettering Institute for Cancer Research, and Attending Physician of Memorial Hospital for Cancer and Allied Diseases. Previously, Dr. Marks was Vice President for Health Sciences and Director of the Cancer Center at Columbia University Medical Center. Dr. Marks is a member of the National Academy of Sciences and the Institute of Medicine, and is a Fellow of the American Academy of Arts and Sciences. Dr. Marks serves as a director of several Dreyfus Funds and is Director-Emeritus of Pfizer Inc. He received his M.D. from the College of Physicians and Surgeons, Columbia University in 1949.

Board Committees and Meetings

    During the fiscal year ended December 31, 2000 the Board held eight meetings. During 2000, all directors attended at least 75% of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member. The Board has an Audit Committee and a Compensation Committee. In 2000, the Compensation Committee met five times and the Audit Committee met four times.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's 1997 Equity Incentive Plan (the "1997 Plan") and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. See "Report of the Compensation Committee of the Board" below. The Compensation Committee is currently composed of three non-employee directors: Messrs. Heidrich and McCracken and Dr. Marks.

    The Audit Committee's functions include: meeting with the Company's independent auditors at least annually to review the results of the annual audit and discuss the Company's financial statements; recommending to the Board the independent auditors to be retained; and receiving and considering the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. See "Report of the Audit Committee of the Board" below. As of December 31, 2000, the Audit Committee was composed of three non-employee directors: Messrs. Heidrich and Levin and Dr. Sjöstrand. Effective February 15, 2001, Mr. McCracken was appointed to the Audit Committee to replace Mr. Levin in anticipation of Mr. Levin's resignation from the Board effective as of the date of the Annual Meeting. As a result of Dr. Sjöstrand's resignation from the Board effective as of the date of the Annual Meeting, the Board intends to appoint Dr. Marks to the Audit Committee. The Audit Committee has adopted a written charter that is attached hereto as Appendix A.

    There are no family relationships among any directors or executive officers of the Company.

The Board of Directors Recommends
a Vote in Favor of Each Named Nominee.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. A favorable vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to ratify the selection of Ernst & Young. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The following are the aggregate fees billed by Ernst & Young to the Company for:

  (i)
  Audit Fees in connection with the audit of the Company's 2000 annual financial statements and the review of financial statements in the Company's Forms 10-Q filed in 2000—$114,000;

  (ii)
  Financial Information Systems Design and Implementation Fees during the year ended December 31, 2000—none; and

  (iii)
  All Other Fees, for services other than those covered in (i) or (ii), during the year ended December 31, 2000—$261,256.

The Audit Committee has determined that the rendering of all other non-audit services by Ernst & Young is compatible with maintaining the auditor's independence.

The Board of Directors Recommends
a Vote in Favor of Proposal 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD1

    The Audit Committee of the Company is currently comprised of three directors, Messrs. Heidrich and McCracken and Dr. Sjöstrand, and operates under the Audit Committee charter adopted by the Board and attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports.

    The Company's management team has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors are responsible for auditing the Company's financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

    To this end, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee has discussed with Ernst & Young certain matters related to the conduct of the audit as required by Statement on Auditing Standards 61. In addition, the Audit Committee has received from Ernst & Young the written disclosures and the letter regarding the auditor's independence required by Independence Standards Board Discussion No.1 and has discussed with Ernst & Young its independence, including the compatibility of non-audit services provided by Ernst & Young with its independence.

    Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC. Based on the Audit Committee's recommendation, the Board has also selected, subject to stockholder approval, Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 2001.

AUDIT COMMITTEE

A. Grant Heidrich, III
Edward R. McCracken
Peter J. Sjöstrand, M.D.

1The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 2000, except as otherwise noted, by: (i) each director (including each nominee for director); (ii) each of the executive officers named in the "Summary Compensation Table" below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned.

Beneficial Owner	Number of Shares Beneficially Owned on December 31, 2000(1)	Shares Issuable Under Options Exercisable within 60 Days of December 31, 2000	Percent of Total(2)
BZ Group Holding Limited(3) Egglirain 24 8832 Wilen, Switzerland	12,158,238	—	25.3%
Pharma Vision AG(3) Spielhof 3 8750 Glarus, Switzerland	10,158,238	—	21.1%
David V. Goeddel, Ph.D.(4)	2,033,867	241,666	4.7%
Andrew J. Perlman, M.D., Ph.D.(5)	333,085	193,333	1.1%
William J. Rieflin(6)	182,528	159,999	*
Terry J. Rosen, Ph.D.(7)	201,968	234,666	*
Pieter B.M.W.M. Timmermans, Ph.D.(8)	118,937	173,333	*
A. Grant Heidrich, III(9)	1,446,399	49,000	3.1%
Mark J. Levin(10)	252,472	107,000	*
Edward R. McCracken	10,000	68,512	*
Steven L. McKnight, Ph.D.(11)	570,450	432,000	2.1%
Paul A. Marks, M.D.(12)	73,000	24,000	*
Peter J. Sjöstrand, M.D.	—	57,000	*
All executive officers and directors as a group (13 persons)(13)	5,279,807	2,047,174	14.6%

*
Less than one percent.

(1)
Includes shares obtained upon exercise of unvested options which are subject to a right of repurchase by the Company, at the original option exercise price of $3.00 per share, in the event the holder ceases to provide services to the Company and its affiliates, as follows: 135,417 shares beneficially owned by Dr. Goeddel; 2,083 shares beneficially owned by Dr. Perlman; 18,750 shares beneficially owned by Mr. Rieflin; 12,208 shares beneficially owned by Dr. Rosen; 2,431 shares beneficially owned by Dr. Timmermans; 2,000 shares beneficially owned by Dr. Marks; and 172,889 shares beneficially owned by all executive officers and directors as a group.

(2)
Applicable percentages are based on 48,131,574 shares outstanding on December 31, 2000, adjusted as required by rules promulgated by the SEC.

(3)
Information is as provided by BZ Group Holding Limited ("BZ Group Holding"), Spezialitäten Vision AG, a company in which 56 percent of the voting stock is owned by BZ Group Holding, and Pharma Vision AG ("Pharma Vision"), a company in which 51 percent of the voting stock is owned by BZ Group Holding, on their Schedule 13D/A filed with the SEC on February 12, 2001.

  As to such shares, BZ Group Holding has sole voting and dispositive power with respect to 800,000 shares and shared voting and dispositive power with respect to 11,358,238 shares. Pharma Vision has shared voting and dispositive power with respect to all shares that it beneficially owns. Drs. Goeddel and Sjöstrand, both current members of the Company's Board, are directors of Pharma Vision. Dr. Sjöstrand is a partner of BZ Group Holding.

(4)
Includes 533 shares issued pursuant to the Company's 401(k) plan. Does not include 160,000 shares held in trust for Dr. Goeddel's minor children, for which Dr. Goeddel is not the trustee and disclaims beneficial ownership.

(5)
Includes 317,069 shares held in a revocable trust of which Dr. Perlman and his wife, Dr. Phyllis Gardner, are sole trustees. Drs. Perlman and Gardner, each acting alone, have the power to vote and dispose of such shares. Includes 533 shares issued pursuant to the Company's 401(k) plan. Does not include 42,000 shares held in trust for Dr. Perlman's minor children, for which Dr. Perlman is not the trustee and disclaims beneficial ownership.

(6)
Includes 180,003 shares held in a revocable trust of which Mr. Rieflin and his wife are sole trustees. Mr. and Mrs. Rieflin, each acting alone, have the power to vote and dispose of such shares. Includes 533 shares issued pursuant to the Company's 401(k) plan. Does not include 19,998 shares held in trust for Mr. Rieflin's minor children, for which Mr. Rieflin is not the trustee and disclaims beneficial ownership.

(7)
Includes 70,336 shares held in a revocable trust of which Dr. Rosen and his wife are sole trustees. Dr. and Mrs. Rosen, each acting alone, have the power to vote and dispose of such shares. Includes 533 shares issued pursuant to the Company's 401(k) plan. Does not include 49,998 shares held in trust for Dr. Rosen's minor children, for which Dr. Rosen is not the trustee and disclaims beneficial ownership.

(8)
Includes 116,667 shares held in a revocable trust of which Dr. Timmermans and his wife are sole trustees. Dr. and Mrs. Timmermans, each acting alone, have the power to vote and dispose of such shares. Includes 533 shares issued pursuant to the Company's 401(k) plan.

(9)
Includes 52,887 shares held by Mayfield Associates, 159,940 shares held by Mayfield Medical Partners and 1,109,333 shares held by Mayfield VI. Mr. Heidrich is a general partner of Mayfield Associates and of Mayfield VI Management Partners. Mayfield VI Management Partners is the general partner of Mayfield VI and Mayfield VI is a general partner of Mayfield Medical Partners. Mr. Heidrich disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares. Includes 98,736 shares held in a revocable trust of which Mr. Heidrich and his wife are sole trustees. Mr. and Mrs. Heidrich, each acting alone, have the power to vote and dispose of such shares.

(10)
Includes 159,940 shares held by Mayfield Medical Partners. Mr. Levin is a general partner of Mayfield Medical Partners and disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

(11)
Includes 206,000 shares held in the Steven L. McKnight Exempt Family Trust. Dr. and Mrs. McKnight, each acting alone, have the power to vote and dispose of such shares. Does not include 200,000 shares held in trust for Dr. McKnight's minor children, for which Dr. McKnight is not the trustee and disclaims beneficial ownership.

(12)
Includes 65,354 shares held in the Paul A. Marks 1999 Grantor Annuity Trust. Dr. and Mrs. Marks, each acting alone, have the power to vote and dispose of such shares.

(13)
Includes shares described in the notes above, as applicable.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company's executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements on a timely basis, with the exception of the following: (1) one late report was filed by each of Pharma Vision, Dr. Goeddel and Dr. Sjöstrand, reflecting the purchase of 1,878,238 additional shares of Common Stock by Pharma Vision in December of 1999; (2) a late report was filed in February of 2001 (which included twenty nine late transactions during five months of 2000) by BZ Group Holding, Pharma Vision and Spezialitäten Vision, covering purchases and sales of the Company's Common Stock by Spezialitäten Vision and BZ Group Holding in five months of 2000; (3) two late reports were filed by Mr. Levin, a former partner of Mayfield, one reflecting a distribution of 159,940 shares of Common Stock from Mayfield Medical Partners (a partnership of which Mr. Levin is deemed to be an indirect beneficial owner) and the acquisition of 51,348 shares of Common Stock by Mr. Levin upon distributions from two Mayfield partnerships, and the other reflecting a distribution of 159,939 shares of Common Stock from Mayfield Medical Partners and the acquisition of 41,184 shares of Common Stock by Mr. Levin upon such distribution; (4) two late reports were filed by Mr. McCracken, one reflecting the acquisition of 10,000 shares of Common Stock upon the exercise of options, and the other reflecting the exercise of options covering 18,488 shares of Common Stock and the transfer of such shares to his former spouse pursuant to a stock option division agreement; and (5) two late reports were filed by Dr. Rosen, one reflecting the grant of an option to purchase 25,000 shares of Common Stock under the 1997 Plan, and the other reflecting a transfer of shares directly owned by Dr. Rosen to trusts for Dr. Rosen's minor children.

EXECUTIVE COMPENSATION

Compensation of Directors

    The Company does not provide cash compensation to members of its Board for serving on its Board or for attendance at committee meetings. The members of the Board are eligible for reimbursement for some expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company receives stock option grants under the Company's 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. On the date of the annual meeting of stockholders each year, each member of the Board who is not an employee of the Company and who was a director on December 31 of the prior year or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board or the stockholders of the Company, an option to purchase 8,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors'

Plan. The exercise price of options granted under the Directors' Plan is equal to the fair market value of the Common Stock subject to the option at the close of the market on the date of the option grant. These options vest on an annual basis. Options granted under the Directors' Plan may not be exercised after the expiration of ten years from the date of grant. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the acquiring company, if the Company is not the surviving entity. If the acquiring company does not assume the options or substitute similar options, the options will fully vest upon a change of control, as defined and as described in the Directors' Plan.

    During the last fiscal year, the Company granted options covering 8,000 shares to each non-employee director of the Company at an exercise price per share of $25.375, the fair market value of such Common Stock on the date of the 2000 annual meeting of stockholders. As of December 31, 2000, 18,000 options had been exercised under the Directors' Plan.

    In consideration for consulting services provided in addition to his responsibilities as a director of the Company, the Company granted Dr. McKnight additional options to purchase 25,000 shares of Common Stock in June 2000 at an exercise price of $23.125 per share. The $23.125 per share exercise price for these options was equal to the fair market value of the Common Stock at the close of the market on the date of the option grant. These options vest as follows: 10% monthly over a twelve-month period beginning June 7, 2000; 20% monthly over a twelve-month period beginning June 7, 2001; 30% monthly over a twelve-month period beginning June 7, 2002; and 40% monthly over a twelve-month period beginning June 7, 2003. In consideration for consulting services, in addition to the options described above, the Company pays Dr. McKnight $85,000 per year. Dr. McKnight spends approximately 20% of his time providing consulting services to the Company.

Compensation of Executive Officers

Summary Compensation Table

    The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

				Long-Term Compen- sation Awards
		Annual Compensation
					All Other Compen- sation(2)
				Securities Underlying Options
Name and Principal Position	Year	Salary	Bonus(1)
Dr. David V. Goeddel	2000	$398,077		175,000	$1,620
Chief Executive Officer	1999	$349,135		150,000	$1,535
	1998	$324,077		150,000	$1,629
Dr. Andrew J. Perlman	2000	$275,000		60,000	$1,915
Executive Vice President	1999	$249,481		50,000	$2,777
	1998	$234,231		50,000	$3,738
Dr. Terry Rosen	2000	$273,654	$25,971	100,000	$1,265
Executive Vice President, Operations	1999	$239,135	$20,000	75,000	$1,936
	1998	$214,077	$20,000	50,000	$950
Dr. Pieter B.M.W.M. Timmermans	2000	$269,039		40,000	$1,899
Vice President, Pharmacology and	1999	$244,481		50,000	$1,874
Preclinical Development	1998	$229,538		50,000	$1,626
Mr. William J. Rieflin	2000	$259,038	$23,533	60,000	$1,248
Executive Vice President, Administration,	1999	$234,308	$23,533	50,000	$970
General Counsel & Secretary	1998	$214,538	$23,533	50,000	$950

(1)
Amounts reflect forgiveness of loans given in connection with relocations to the San Francisco Bay area. See "Certain Transactions."

(2)
Includes term life insurance premiums paid by the Company on behalf of the Named Executive Officers, wellness benefits and taxable travel reimbursement. Also includes the Company's matching payments in stock under its 401(k) plan. The value of the stock awarded under this plan to each of Drs. Goeddel, Perlman, Rosen and Timmermans and Mr. Rieflin in 2000 was $1,000.

Stock Option Grants and Exercises

    The Company grants options to its executive officers under the 1997 Plan. As of December 31, 2000, options to purchase 4,112,025 shares were outstanding under the 1997 Plan and options to purchase 2,205,842 shares were available for grant under such plan. The following tables show, for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by and held at year end by, the Company's Named Executive Officers.

2000 Option Grants

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
		Percent of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted(1)
			Exercise Price (Per Share)(3)
				Expiration Date
Name					5%	10%
Dr. Goeddel	175,000	11.00%	$23.13	6/6/10	$2,545,608	$6,451,071
Dr. Perlman	60,000	3.77%	$23.13	6/6/10	$872,780	$2,211,796
Dr. Rosen	20,000	1.26%	$58.25	2/8/10	$732,662	$1,856,710
	20,000	1.26%	$25.38	4/25/10	$319,227	$808,984
	20,000	1.26%	$23.13	6/6/10	$290,927	$737,265
	20,000	1.26%	$33.06	9/19/10	$415,825	$1,053,783
	20,000	1.26%	$28.00	12/5/10	$352,181	$892,496
Dr. Timmermans	40,000	2.52%	$23.13	6/6/10	$581,853	$1,474,531
Mr. Rieflin	60,000	3.77%	$23.13	6/6/10	$872,780	$2,211,796

(1)
All options were granted for a term of ten years. Options that expire on June 6, 2010 vest as follows: 10% monthly over a twelve-month period beginning June 7, 2000; 20% monthly over a twelve-month period beginning June 7, 2001; 30% monthly over a twelve-month period beginning June 7, 2002; and 40% monthly over a twelve-month period beginning June 7, 2003. The options granted to Dr. Rosen that expire February 8, 2010, April 25, 2010, September 19, 2010 and December 5, 2010 vest in equal installments monthly from the date of grant over a four-year period. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the acquiring company, if the Company is not the surviving entity. If the acquiring company does not assume the options or substitute similar options, the options will fully vest upon a change of control, as defined and as described in the 1997 Plan. Under the terms of the 1997 Plan, the Board retains the discretion, subject to plan limits, to amend the terms (including the exercise price and vesting dates) of outstanding options, but not in a manner that would impair the rights of the holder of any outstanding option.

(2)
Based on options to purchase 1,590,300 shares granted to employees in 2000.

(3)
The exercise price of the options granted under the 1997 Plan is equal to the fair market value of the Common Stock subject to the option at the close of the market on the date of the option grant.

(4)
The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

2000 Aggregated Option Exercises and Fiscal Year End Option Values

    None of the Named Executive Officers exercised options during fiscal 2000.

	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000(1)
Name	Vested	Unvested	Exercisable	Unexercisable
Dr. Goeddel	42,084	199,582	$2,867,170	$—
Dr. Perlman	80,084	113,249	$3,903,741	$—
Dr. Rosen	90,770	143,896	$3,663,957	$—
Dr. Timmermans	84,640	88,693	$3,777,491	$—
Mr. Rieflin	65,500	94,499	$3,022,474	$—

(1)
All options, vested or unvested, are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment. Value is calculated based on the fair market value of the Company's Common Stock at December 29, 2000 ($29.4375) minus the exercise price of the options.

Employment Agreements

    Each executive officer has entered into a standard form proprietary information and inventions assignment agreement that provides that the employee will not disclose any confidential information of the Company received during the course of employment and that, with some exceptions, the employee will assign to the Company any and all inventions conceived or developed during the course of employment.

Compensation Committee Interlocks and Insider Participation

    None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's compensation committee. No interlocking relationship exists between the Board or the Compensation Committee of the Company and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD1

    The Compensation Committee of the Company is currently comprised of three non-employee directors, Messrs. Heidrich and McCracken and Dr. Marks. The Compensation Committee:

  •
  approves the Company's rewards strategy and programs;

  •
  makes recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company;

  •
  establishes and approves salaries and incentive compensation for certain senior officers and employees; and

  •
  administers and grants stock options pursuant to the Company's stock option plans.

    The Company's executive compensation program is designed to provide incentives to the Company's executive officers and, thereby, to promote achievement of the Company's business goals and stockholder returns. Executive compensation consists of a combination of base salary, stock incentives and employee benefits. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

Compensation Philosophy

    The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and motivate executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

Competitive and Fair Compensation

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Compensation Committee compares the Company's compensation practices with those of other companies in the industry and sets the Company's compensation guidelines based on this review. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as the Company. The Compensation Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

Sustained Performance

    Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic, scientific and business goals are met, including such factors as timely achievement of clinical and preclinical results, identification of validated drug discovery targets, effective development of new assays for high throughput screening, identification of lead compounds, formation of new business alliances and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

1 The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

    In evaluating each executive officer's performance, the Compensation Committee generally conforms to the following process:

  •
  Company and individual goals and objectives are generally set at the beginning of the performance cycle;

  •
  At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his or her contributions to the Company are evaluated;

  •
  The executive's performance is then compared with peers within the Company and the results are communicated to the executive; and

  •
  The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

Elements of Annual Compensation

    Annual compensation for the Company's executives generally consists of two elements—salary and stock options.

    The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his or her area of responsibility. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to mature with the Company and recognize and pursue new business opportunities to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

    Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The Compensation Committee of the Board believes that the award of stock options by the Company will, among other things, create incentives for executive officers of the Company to contribute to the success of the entire organization through the ownership of equity.

    The size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company, including his or her success in achieving the individual performance criteria described above. The Company's option program generally uses a four-year vesting period to encourage key employees to continue in the employ of the Company. During 2000, options granted to most executives vest as follows: 10% monthly over a twelve-month period beginning on the date of grant, 20% monthly over a twelve-month period beginning one year from the date of grant, 30% monthly over a twelve-month period beginning two years from the date of grant and 40% monthly over a twelve-month period beginning three years from the date of grant. This vesting schedule was adopted to promote the long-term retention of executives. All stock options granted to executive officers in 2000 were granted at fair market value on the date of grant. During 2000, the current executive officers received options to purchase an aggregate of 575,000 shares of Common Stock of the Company, at a weighted average exercise price of $24.94 per share.

    All executive officers of the Company other than Dr. Goeddel are eligible to participate in the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to all other employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

Compliance With Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure the stock options granted to its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interests of the stockholders.

Dr. Goeddel's 2000 Compensation

    Dr. Goeddel is eligible to participate in the same executive compensation plans available to the other executive officers of the Company, except the Purchase Plan. The Compensation Committee believes that Dr. Goeddel's annual compensation, including the portion of his compensation based upon the Company's merit-based stock option program, has been set at a level competitive with other companies in the industry.

    Dr. Goeddel's salary for 2000 increased to $400,000 from $350,000 in 1999. In June 2000, Dr. Goeddel was granted a stock option to purchase 175,000 shares of the Company's Common Stock at an exercise price of $23.13 per share (the fair market value of a share of the Company's Common Stock on the date of grant) for services performed during the prior year.

    In determining Dr. Goeddel's 2000 compensation, including whether to grant stock options to Dr. Goeddel, the Compensation Committee considered Dr. Goeddel's overall compensation package as compared with other chief executives in the Company's industry and past option grants, as well as the successful public offering of the Company's Common Stock in 1999, the effectiveness of Dr. Goeddel's leadership of the Company and the resulting success of the Company in the attainment of its goals.

COMPENSATION COMMITTEE

A. Grant Heidrich, III
Edward R. McCracken
Paul A. Marks, M.D.

PERFORMANCE MEASUREMENT COMPARISON1

    The rules of the SEC require that the Company include in its Proxy Statement a line-graph presentation comparing cumulative stockholder returns on the Company's Common Stock with the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on the Nasdaq) and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Biotechnology Index (consisting of a group of approximately 75 companies in the biotechnology sector, including the Company) for purposes of the performance comparison that appears below. Last year, the Company used the AMEX Pharmaceutical Index (consisting of a group of 15 mid-sized to large pharmaceutical companies) for the performance comparison; therefore, such index is also included for comparison purposes this year. The Company believes that comparing the Company's performance to that of the Nasdaq Biotechnology Index, which includes many companies of similar size and in the same industry as the Company, will provide stockholders with a more relevant comparison in the future.

    The graph shows the cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each period for which returns are indicated. No dividends have been declared on the Company's Common Stock. The graph commences as of December 10, 1999, the date the Common Stock of the Company first started trading on the Nasdaq National Market.

    The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company does not make or endorse any predictions as to future stockholder returns.

1 The material in this section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

CERTAIN TRANSACTIONS

    At December 31, 2000, the Company had loans outstanding in the original principal amount of $94,312 to Mr. Rieflin and $200,000 to Dr. Rosen, both of whom are executive officers of the Company. Each such loan was entered into for the purpose of providing housing assistance to such officers. Mr. Rieflin's loan was entered into in November 1997 and Dr. Rosen's loan was entered into in January 1994. Each such loan is evidenced by a full recourse promissory note secured by shares of the Company's Common Stock. The Company has forgiven $70,599 of the principal of Mr. Rieflin's loan and will forgive an additional $23,533 in November 2001 if Mr. Rieflin continues as an employee of the Company through that date. The Company has forgiven $120,000 of the principal of Dr. Rosen's loan, plus $5,971 in accrued interest, and will forgive an additional $25,971 in January 2001-2004 if Dr. Rosen continues as an employee of the Company through those dates. Neither Mr. Rieflin nor Dr. Rosen has repaid any principal amounts due on their loans, which are due on November 14, 2001 and January 5, 2004, respectively. The annual interest rate on Mr. Rieflin's loan is 6.1% and on Dr. Rosen's loan is 5.0%. Since the commencement of fiscal 2000, the largest aggregate indebtedness of Mr. Rieflin and Dr. Rosen under such loans was $59,918 and $110,149, respectively, including principal and accrued interest.

    Each executive officer and director has entered into an indemnification agreement with the Company. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company's request.

ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report to Stockholders for the year ended December 31, 2000, containing the audited consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the past three fiscal years, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

OTHER MATTERS

    The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      William J. Rieflin
                      Secretary

South San Francisco
March 27, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, TULARIK INC., TWO CORPORATE DRIVE, SOUTH SAN FRANCISCO, CA 94080.

APPENDIX A1

TULARIK INC.
CHARTER OF THE AUDIT COMMITTEE

Purpose and Policy

    The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company (the "Board") in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

Composition and Organization

    The Audit Committee shall consist of at least three (3) members of the Board. The members of the Audit Committee shall satisfy the independence, financial literacy and experience requirements of the Nasdaq National Market. The Board shall appoint one (1) member of the Audit Committee as Chairperson.

    The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate with the goal of holding four (4) such meetings per year. The Chief Executive Officer, Chief Financial Officer and Secretary of the Company may attend any such meeting, except for portions of such meeting where their presence would be inappropriate, as determined by the Audit Committee Chairperson. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

Responsibilities

    In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions:

1.
To recommend annually to the Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

2.
To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

3.
To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

1 The material in this appendix is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

A-1

4.
To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board ("ISB") Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services (including non-audit services) that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors. Under ISB Standard No. 1, at least annually, an auditor must (1) disclose to the Audit Committee, in writing, all relationships between the auditor and its related entities and the Company and its related entities that in the auditor's professional judgment reasonably may be thought to bear on independence, (2) confirm in the letter that, in its professional judgment, it is independent of the Company within the meaning of the Securities Acts and (3) discuss the auditor's independence with the Audit Committee, and consider the compatibility of non-audit services with the auditor's independence.

5.
To review, upon completion of the audit, the financial statements to be included in the Company's annual report on Form 10-K.

6.
To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted accounting standards.

7.
To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

8.
To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

9.
To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

10.
To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, compliance programs and policies, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

11.
To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

12.
To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13.
To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

14.
To report to the Board from time to time or whenever it shall be called upon to do so.

15.
To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

A-2

Tularik Inc.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 24, 2001
8:00 a.m. local time

Two Corporate Drive
South San Francisco, CA 94080

Tularik Inc. Two Corporate Drive South San Francisco, California 94080	proxy

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders, April 24, 2001.

The undersigned hereby appoints David V. Goeddel, Corinne H. Lyle and William J. Rieflin, or any of them, proxy or proxies, with full power of substitution, to vote on behalf of the undersigned all shares of Common Stock of Tularik Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 8:00 a.m., local time, on April 24, 2001 at the offices of the Company, and at every adjournment thereof.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on Monday, April 23, 2001.
•
You will be prompted to enter the 3-digit Company Number and the 7 digit Control Number that are located above.
•
Follow the simple instructions provided.
•
If you vote by phone, please do not mail your proxy card.

VOTE BY INTERNET—http://www.eproxy.com/tlrk/—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on Monday, April 23, 2001.
•
You will be prompted to enter the 3-digit Company Number and the 7-digit Control Number that are located above to obtain your records and create an electronic ballot.
•
If you vote by Internet, please do not mail your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tularik Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your proxy card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 02 03	David V. Goeddel, Ph.D. A. Grant Heidrich, III Steven L. McKnight, Ph.D.	04 05	Edward R. McCracken Paul A. Marks, M.D.	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	PROPOSAL to ratify the selection of Ernst & Young LLP as independent auditors for fiscal 2001.			/ /	For	/ /	Against	/ /	Abstain
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.
Address Change? Mark Box		/ /	Indicate changes below:		Date

Signature(s) in Box Please sign exactly as name appears at left. Joint owners should each sign personally. Persons signing in a representative capacity should indicate the capacity in which they sign.

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TULARIK INC. Two Corporate Drive South San Francisco, CA 94080 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on April 24, 2001
TULARIK INC. PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
2000 Option Grants
2000 Aggregated Option Exercises and Fiscal Year End Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD1
PERFORMANCE MEASUREMENT COMPARISON1
CERTAIN TRANSACTIONS
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
APPENDIX A1
TULARIK INC. CHARTER OF THE AUDIT COMMITTEE
The Board of Directors Recommends a Vote FOR Items 1 and 2.